A.M. CASTLE & CO. 8-K

Exhibit 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-

Analyst Contact

Chris Hodges or Chris Donovan

(312) 445-2870

Email: CAS@alpha-ir.com

Traded: OTCQB (CASL)

FOR RELEASE

THURSDAY, MAY 4, 2017

A.M. CASTLE LENDERS ACCELERATE ACCESS TO LIQUIDITY TO PROMOTE INVESTMENTS

AS COMPANY’S RESTRUCTURING PROGRESSES

OAK BROOK, IL, May 4, 2017 - A. M. Castle & Co. (OTCQB: CASL) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, announced today that it has reached agreement with its first-lien lending group to accelerate the Company’s access to capital under its existing credit facilities to finance additional investments in inventory and expand service to its customers.

Last month, Castle announced that it projects positive adjusted EBITDA for each month of the first quarter of fiscal 2017, which was its first positive adjusted EBITDA quarter in more than three years; and that it has reached an agreement in principle with lenders holding more than 92% of its aggregate first, second, and third lien debt to complete a comprehensive financial restructuring.

President and CEO Steve Scheinkman said, “Having completed the operational restructuring that we started two years ago, we are now tackling our balance sheet, which will position Castle to return to metals industry leadership. We are pleased that our first-lien lending group has demonstrated their belief in the Castle business by accelerating access to liquidity under our existing credit facilities, which will enable us to make additional investments in inventory and expand service to our customers.”

Jonathan Segal, managing director of Highbridge Capital Management, a participant in the Company’s first-lien lending group, said, “We are supportive of management’s successful efforts to improve the Company’s customer value proposition and its cash-generating capabilities. We believe this access to additional capital will enable Castle to continue its growth and accelerate its return to profitability.”

Jake Mercer, portfolio manager at Whitebox Advisors LLC, another participant in the Company’s first-lien lending group, said, “We believe that Castle has made meaningful progress since the existing credit facilities were finalized in December 2016, as demonstrated by the restructuring support agreement announced on April 7. Providing early access to the liquidity will enable the Company to make additional investments in serving its customers’ needs.”

Scheinkman concluded, “We believe restructuring our debt will help sustain the positive performance we achieved in the first quarter of 2017, which we plan to announce fully in the coming weeks. We expect our restructuring plan will reduce our cash interest expense by more than 70%, and will move us even closer to becoming the truly agile, customer-centric Company we envisioned when we embarked on this path two years ago. We are grateful to our lending group for their partnership and willingness to support our business’ evolving needs as our financial restructuring continues.”

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol "CASL".

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  These factors include or relate to: our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in any necessary chapter 11 case, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate a chapter 11 plan of reorganization in any necessary chapter 11 case; the effects of the filing of any necessary chapter 11 case on our business and the interests of various constituents; the bankruptcy court’s rulings in any necessary chapter 11 case, as well as the outcome of any such case in general; the length of time that we may operate under any necessary chapter 11 protection and the continued availability of operating capital during the pendency of any necessary chapter 11 case; risks associated with third party motions or objections in any necessary chapter 11 case, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of any necessary chapter 11 case on our  liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our restructuring.  Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Current Report on Form 8-K filed April 7, 2017, and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017, which we will file shortly.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.